SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2009

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information under this Item 2.02 is being furnished as contemplated by General Instruction B(2) to Form 8-K.

On October 29, 2009, we announced the results of our operations for the fourth fiscal quarter and fiscal year ended September 30, 2009. The complete release is attached to this report as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, the Compensation Committee of the Board of Directors of Integrated Silicon Solution, Inc. (the “Company”) approved payouts under the Company’s executive bonus plan for fiscal 2009. Under the 2009 bonus plan, the Company’s executive officers were eligible to receive cash bonuses based on (i) the Company’s operating profit for fiscal 2009 and (ii) a discretionary amount established at the beginning of the fiscal year with the percentage payout of such amount determined by the Compensation Committee. Based on the Company’s financial performance for fiscal 2009, there was no payout based on the operating profit portion of the plan as the Company did not have any operating profit for fiscal 2009. With respect to the discretionary portion of the plan, the Compensation Committee determined that each executive officer would receive 75% of the target amount or $90,000 for Scott Howarth, $52,500 for John Cobb and $45,000 for each of K.Y. Han and James Han. Jimmy Lee was not allocated any bonus amount for fiscal 2009 due to his reduced time status.

On October 23, 20009, the Compensation Committee also approved the executive compensation program for fiscal 2010 which included base salary, cash bonus based on the Company’s operating profit for fiscal 2010, cash bonus based on discretionary factors and stock option grants. With respect to annual base salaries, Mr. Howarth’s salary is $300,000, the salary for each of Messrs. Cobb, K.Y. Han and James Han is $250,000 and Mr. Lee’s salary is $100,000. For fiscal 2010, the Compensation Committee determined that, as in fiscal 2009, the Company’s executive officers would be eligible to receive cash bonuses equal to a percentage of the Company’s operating profit for fiscal 2010 as determined in accordance with GAAP, subject to adjustment by the Compensation Committee in its discretion to reflect unexpected items. Specifically, the bonus amount allocated to Mr. Howarth was 2.0% of operating profit and the bonus amount allocated to Messrs. Cobb, K.Y. Han and James Han was 1.0% of operating profit. In addition, for fiscal 2010, the discretionary bonus amount for Mr. Howarth is $120,000 and the discretionary bonus amount for Messrs. Cobb, K.Y. Han and James Han is $60,000. Due to the continuation of his reduced time status, Mr. Lee was not allocated any bonus amounts for fiscal 2010.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: October 29, 2009	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer